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                                                                    EXHIBIT 99.1


            DIMITRI BOYLAN NAMED HOTJOBS.COM ACTING CEO AND PRESIDENT

NEW YORK, NY--March 1, 2001--HotJobs.com, Ltd. (NASDAQ: HOTJ), a leading Internet recruiting solutions company, today announced that Dimitri Boylan, currently the Chief Operating Officer and a Director, has been appointed acting Chief Executive Officer and President. Richard S. Johnson, who founded HotJobs.com in 1997, has resigned as Chief Executive Officer and President. Mr. Johnson will continue in his position as Chairman of the Board of Directors and will focus on new markets and strategic development for HotJobs.com. Mr. Boylan will serve as acting Chief Executive Officer while the Company undertakes a search for a permanent Chief Executive.

Richard Johnson commented, "As the single largest shareholder of HotJobs, I believe this is the right time to make this transition. At HotJobs, we have a first class management team led by Dimitri Boylan. Dimitri has been operating the business on a day-to-day basis and is well respected within HotJobs and the recruiting industry and has been a key contributor to the success HotJobs has earned in the marketplace. I expect Dimitri will continue to be a success in his new role and the Board has complete confidence in his ability to lead the Company.

"On a personal level, having guided the Company to annual revenues of almost $100 million in our most recent fiscal year, I wanted to focus my efforts on the development of the HotJobs vision for the future by spending my time on product development and building customer relationships."

Dimitri Boylan stated, "I believe HotJobs is well-positioned for strong growth based upon our business model, powerful brand, growing customer base, and our financial strength. Richard and I have worked closely together for over 10 years and believe that in our new roles we will lead HotJobs to the next level."

Mr. Boylan, 40, has served as Chief Operating Officer since March 1998 and previously was Vice President of Sales & Marketing.

CONFERENCE CALL MARCH 2, 2001

A conference call will be held at 8:30 am EST on Friday, March 2, 2001. The call will be Webcast live at http://www.vcall.com.

ABOUT HOTJOBS.COM LTD.

HotJobs.com Ltd. is a leading Internet recruiting solutions company that develops and provides companies with innovative recruiting solutions and services. HotJobs.com (http://www.hotjobs.com), the company's popular consumer job board, provides a direct exchange of information between opportunity seekers and employers and includes features such as HOTBLOCK, which enables job seekers to block specific companies from searching their resumes. Over 9,100 companies subscribe to the HotJobs.com online employment exchange. HotJobs also provides employers with progressive recruiting solutions such as its Resumix(-Registered Trademark-) and Softshoe(-Registered Trademark-) hiring management software, Strategic Consulting Services, Career Expos, and AgencyExchange, a newly-launched marketplace which provides a direct, business-to-business exchange between corporate hiring managers and staffing agencies.

"Safe Harbor" Statement Under The Private Securities Litigation Reform Act:
Statements in HotJobs.com's release that are not strictly historical are "forward-looking" statements which are subject to the many risks and uncertainties that exist in the Company's operations and business environment that may cause actual results, performance or achievements of the Company to be materially different from those expected or anticipated in the forward-looking statements. These risks and uncertainties include, but are not limited to, the Company's limited operating history, risks associated with the integration of Resumix, business and economic conditions, risks associated with the failure to successfully introduce new or enhanced products or services, history of losses and anticipation of continued losses, potential volatility of quarterly operating results, the ability to successfully implement the Company's expansion plans, risks related to the Internet,
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risks related to legal uncertainty and other risks which are set forth in more detail in the Company's most recent report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2000, as well as other reports and documents filed from time to time with the Securities and Exchange Commission. The forward-looking statements included in this press release reflect the beliefs of the Company's management on the date of this release, and the Company undertakes no obligation to update the forward-looking statements in this release to reflect events or circumstances occurring after the date of this release.

INVESTORS:

      Eric Lipkind                        Michele Katz
      HotJobs.com, Ltd.                   Morgen-Walke Associates
      212-699-5327                        212-850-5629
      eric@hotjobs.com                    mkatz@morgenwalke.com

MEDIA:

      Fianna Sogomonyan                   Evan Goetz
      HotJobs.com, Ltd.                   Morgen-Walke Associates
      212-699-5316                        212-850-5639
      fianna@hotjobs.com                  egoetz@morgenwalke.com

      Peter Himler
      Burson-Marsteller
      212-614-4082
      peter_himler@nyc.bm.com